UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2024

THE CORETEC GROUP INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-54697	73-1479206
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

333 Jackson Plaza, STE 460, Ann Arbor MI	48103
(Address of Principal Executive Offices)	(Zip Code)

(866) 916-0833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

On November 6, 2024 and on November 13, 2024, The Coretec Group, Inc. (the “Company”) entered into a Subscription Agreement (the “Agreement”) with an accredited investor (the “Purchaser”), pursuant to which Agreement the Company agreed to issue and sell to the Purchaser in a private placement, an aggregate of 73,000 shares of the Company’s newly designated Series D Convertible Preferred Shares (the “Series D Preferred Shares”), stated value $100 per share, each of which is convertible into shares of common stock (the “Conversion Shares”), par value $0.0002 per share, of the Company (the “Common Stock”) at affixed conversion price of $0.015 per Conversion Share. Under the Purchase Agreement, the Purchaser has purchased an aggregate of 73,000 Series D Preferred Shares initially convertible into an aggregate of 486,666,666 Conversion Shares for an aggregate purchase price of $7,300,000. The Purchaser will not have the right to convert any portion of its Series D Preferred Shares if, together with its affiliates, it would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. Additionally, holders of Series D Preferred Shares may elect to exchange their shares for shares of a third-party company, in the event the Company completes an acquisition of shares in a third party company, which may be publicly traded outside U.S markets. The exchange rate for any such transaction would be determined based on the terms and conditions set forth in the certificate of designations for the Series D Preferred Shares. For a description of the terms of the Series D Preferred Shares, see Item 5.03 below.

The Agreement contains customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other parties to the Agreement, and such representations and warranties should not be relied on by any other person.

Under the terms of the Agreement, the Company is permitted to conduct multiple closings for the sale of the Series D Preferred Stock. Following the initial closing, which occurred on November 6, 2024, the Company conducted a subsequent closing on November 13, 2024 (the “Subsequent Closing”) and may conduct additional closings until the termination of the offering. The offering of the Series D Preferred Shares is expected to remain open until March 31, 2025, subject to an extension of up to 45 days at the Company’s discretion. In total, no more than 150,000 shares of Series D Preferred Stock will be sold across the initial and any subsequent closings. The information provide herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

The Agreement is attached as Exhibit 10.1 hereto. The description of the terms of the Agreement is not intended to be complete and is qualified in its entirety by reference to such exhibit, and which exhibit is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties, and assumptions that are difficult to predict. All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” or “should,” or the negative of these terms or other comparable terminology. The forward-looking statements made herein are based on the Company’s current expectations. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors. The forward-looking statements made herein are based on the Company’s current expectations, assumptions, and projections, which could be incorrect. The forward-looking statements made herein speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference, to the extent required herein. Based in part upon the representations of the purchasers to the Company, including that they are an “accredited investor” as defined under Rule 501(a) of Regulation D, the shares of Common Stock issuable upon conversion of the securities thus issued, will be exempt from registration under the Securities Act.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference, to the extent required herein. In addition, on November 12, 2024 the Company also granted 2.2 million non-plan options issued to three (3) non-employee consultants of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors and changes in Management

Effective November 6, 2024 Dr. Seon Kee Kim resigned as the Chief Executive Officer of the Company, but remains on the board of directors as its co-chairman and as a director. Effective November 6, 2024, the following persons comprise the new board of directors of the Company, and the executive officers:

Name	Title(s)
Elbert Michael Ussery	Co-Chairman, Director, Chief Executive Officer
Dr. Seon Kee Kim*	Co-Chairman, Director
Ho Seok (Roberto) Kim*	Chief Financial Officer
David Lee*	Director
Victor Keen*	Director
Robert McCollar	Director
Birge Watkins	Director
Jung Min Lee	Director, Chief Operating Officer

* previously appointed

The biographical profiles for each of the new appointees are as follows:

Elbert Michael Ussery, age 73, will serve as the Chief Executive Officer and Co-Chairman of the Board, effective November 6, 2024. Mr. Ussery a former U.S. Ambassador to Morocco, has played a pivotal role in driving investments and development projects across diverse regions including Eastern Europe, Central Asia, Africa, and the Americas. He founded several businesses and non-profits, serving on boards and providing strategic advice globally. In 2018, he was appointed “Senior Advisor” by the State Department to aid in establishing the Conflicts and Stabilization Operations Bureau. Mr. Ussery has been leading the Advisory Board of Cal Erin Group since 2009 and is a long-standing board member of Safi Apparel and Corium Distribution UK, among others. He also supports non-profit initiatives like Corps Africa and the International Stability & Operations Association. His previous roles include board positions at Terocelo, Advantiv Solutions, and D’Sal Inc., and advisory capacities for San Leon Energy and General Dynamics. Notably, he co-founded the Romania Moldova Direct Fund (RMDF) in 1998, revitalizing distressed companies in the region. Mr. Ussery’s contributions extend to educational and economic development, including leadership roles in CAUA and the Vint Hill Economic Development Authority. Appointed by President Reagan as U.S. Ambassador to Morocco in 1988, he has also served in various capacities within the U.S. Department of State and began his career in Washington, D.C. Mr. Ussery graduated from Newberry College.

Robert Wallace McCollar, age 61, will assume the role of Director on the Board, effective November 6, 2024. Mr. McCollar brings over 30 years of executive experience in law, business development, and government service. With a Juris Doctor from William Mitchell Law School and a Bachelor’s from Trinity University, he’s spent eight years driving international investment into Loudoun County, Virginia, contributing millions annually to the local and national economy. Mr. McCollar has a strong background in working with European firms and the UK government from his time in London and has held roles at several companies such as Giesecke Devrient and America Online.

Birge Watkins, age 75, will assume the role of Director on the Board, effective November 6, 2024. Mr. Watkins brings many years of experience, and has held diverse leadership roles across business, government, and non-profits, currently chairing advising Landmark Atlantic Holdings. He’s involved with Virterras Materials US LLC and has significant experience in real estate and technology sectors. Mr. Watkins has contributed to the Land Trust of Virginia, the Great Meadow Foundation, and the Fauquier Parks Foundation. Previously, he was a director at several companies, including Managed Investment Opportunity Corporation and Imperial Capital Corporation, with a strong background in investment management and real estate development. His governmental roles include serving in The White House during the Ford Administration, and roles at USAID and the U.S. Department of Agriculture under Reagan and Bush (I) administrations, respectively. Mr. Watkins has been active in Virginia’s community governance, including positions on the Warrenton Town Council and the Vint Hill Economic Development Authority. He holds a BA from Alma College, an MBA from the London Business School, and an MPA from Harvard University.

Jung Min Lee, age 52, will serve as Chief Operating Officer at the Coretec Group, Inc, effective November 6, 2024. With 25 years of experience in both the private and public sectors, he brings a wealth of expertise in business operations and finance. Currently, he holds the position of deputy director at KOTRA, a role he has held since 2009. He promotes international investment opportunities and supports corporations by providing FDI market research, identifying joint venture opportunities, and facilitating government support. Mr. Lee has been instrumental in transactions across various sectors, recently focusing on researching U.S. trade laws and economic policies, trade negotiations, and trade disputes. He holds a master’s degree from Johns Hopkins University.

Director Compensation – Option Grants

On November 12, 2024, the Board approved the issuance and grant of options to purchase up to 3,300,000 shares of the Company’s common stock (the “Non-Plan Options”) to each of the seven directors, which Non-Plan Options shall vest in four equal quarterly increments over the course of one year, shall be exercisable on a cash or cashless basis at an exercise price of $0.015 per share (the current fair market value of the Company’s common stock), and expire 5 years from the date of grant.

Item 5.03 Amendments to Articles of Incorporation or Bylaw; change in Fiscal Year.

On November 6, 2024, the Company filed a Certificate of Designation, authorizing and designating 150,000 shares of the Company’s Series D Convertible Preferred Stock, par value $0.0002 per share (the “Series D Stock”), with the Oklahoma Secretary of State. Each share of the Series D Stock has a stated value of $100.00. Each holder of the Series D Stock shall be entitled to a number of votes equal to shares of the Company’s common stock into which such Series D Stock are convertible, disregarding, for such purposes, any limitations on conversion. However, the holders are not entitled to receive any dividend rights.

The Series D Stock is convertible, at the option of the holders and, in certain circumstances, by the Company, into shares of common stock. Each share of the Series D Stock may be converted into certain shares of common stock of the Company, subject to terms and conditions and limitations as set forth in the Certificate of Designation for the Series D Stock. Each share of the Series D Stock may also be exchanged by the holder, at their option, subject to certain conditions and the terms set forth in the Certificate of Designation for the Series D Stock.

The information set forth in this Item 5.03 is qualified in its entirety by reference to the Series D Certificate of Designation, which is incorporated herein by reference and attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements And Exhibits.

d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, dated November 6, 2024
10.1	Form of Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Coretec Group Inc.
Date: November 14, 2024
	By:	/s/ Ho Seok (Roberto) Kim
	Name:	Ho Seok (Roberto) Kim
	Position:	Chief Financial Officer